EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER OF
VERDE SCIENCE, INC.
FORM 10-Q FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2015
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Harpreet Sangha, am the Interim Chief Financial Officer of VERDE SCIENCE, INC., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Quarterly Report on Form 10-Q of the Company for the six month period ended June 30, 2015 and filed with the Securities and Exchange Commission ("Quarterly Report").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Quarterly Report fully complies with the requirements of Section 13(a) or

Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 11, 2015	By:	/s/ Harpreet Sangha
Harpreet Sangha
Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)